CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of PGIM Partners Group Private Markets Multi-Asset Fund of our report dated June 25, 2026, relating to the financial statements and financial highlights of PGIM Partners Group Private Markets Multi-Asset Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

July 6, 2026